UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2015

NeuLion, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53620	98-0469479
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 622-8300

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.               Completion of Acquisition or Disposition of Assets.

On January 2, 2015, NeuLion, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among NLDMC, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), NLDAC, Inc., a wholly-owned subsidiary of the Company (“Acquisition Sub”), PCF 1, LLC (“PCF”) and DivX Corporation, a wholly-owned subsidiary of PCF (“DivX”).

On January 30, 2015, the transactions contemplated by the Merger Agreement (the “Merger”) were consummated with Merger Sub merging with and into DivX and immediately thereafter DivX merging with and into Acquisition Sub, with Acquisition Sub continuing as the surviving corporation.  At the closing, the Company paid PCF merger consideration of $62.5 million (the “Merger Consideration”) through the issuance of the Note described in Item 2.03 hereof and the Shares described in Item 3.02 hereof.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2015 and is incorporated herein by reference.

On January 30, 2015, the Company issued a press release to announce the closing of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

At the closing of the Merger, the Company issued PCF a two-year convertible promissory note in the initial principal amount of $27,000,000 (the “Note”), which includes $25,000,000 of Merger Consideration and a $2,000,000 working capital credit that is subject to reduction in the event of a certain post-closing adjustment to the working capital statement provided for in the Merger Agreement. The Note is convertible into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price of approximately $1.045, subject to adjustment for stock splits and similar events, on the terms set forth below.

The Note bears interest at the rate of 6% per annum and matures on January 2, 2017 (the “Maturity Date”), subject to earlier conversion of the Note into Conversion Shares either (i) automatically upon the receipt of all applicable stockholder and regulatory approvals or (ii) at the option of the Company or the holder if such approvals are not required and, if applicable, the waiting period provided for in applicable antitrust rules has been satisfied.  In the event the Note has not been converted prior to the Maturity Date, then in addition to principal and accrued interest on the Note (the “Repayment Amount”), the Company is obligated to pay the holder an amount in cash equal to the amount, if any, by which the fair market value (as defined in the Merger Agreement) of the Conversion Shares the holder would have received on the date immediately preceding the Maturity Date exceeds the Repayment Amount.

The foregoing description of the Note is qualified in its entirety by reference to the Note, the form of which is attached as Exhibit B to the Merger Agreement and is incorporated herein by reference.

Item 3.02.               Unregistered Sales of Equity Securities.

At the closing of the Merger, the Company issued PCF 35,890,216 shares of the Company’s common stock (the “Shares”). The Company, its principal stockholders and PCF entered into a Stockholders’ Agreement granting PCF and its affiliates and permitted transferees demand and “piggy-back” registration rights for the Shares. The Stockholders’ Agreement also provides PCF and its permitted transferees preemptive rights with respect to future equity issuances by the Company, which rights will terminate on the earliest to occur of: (i) a sale or merger of the Company involving a change of control; (ii) a firm commitment underwritten public offering in which the Company receives gross proceeds of at least $25 million; (iii) the listing of the Company’s common stock on The Nasdaq Stock Market or NYSE MKT; and (iv) the date on which PCF and its affiliates cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Shares and, if applicable, Conversion Shares.  The Stockholders’ Agreement also contains provisions entitling PCF to designate two members of the Company’s board of directors (the “Designees”), at least one of whom will serve on each of the audit, compensation and nominating and governance committees, and an agreement by the principal stockholders to vote in favor of such Designees.  The designation and voting provisions will terminate on the date on which PCF and its affiliates cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Shares and, if applicable, Conversion Shares.

The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the Stockholders’ Agreement, the form of which is attached as Exhibit C to the Merger Agreement and is incorporated herein by reference.

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Merger, Nancy Li relinquished her role as the Company’s chief executive officer to become executive vice chairman of the Company’s board of directors. Kanaan Jemili, former chief executive officer of DivX, assumed the role of chief executive officer of the combined company.  Dr. Jemili (age 49) became chief executive officer of DivX in March 2014 upon its acquisition by Parallax Capital Partners, LLC (“Parallax”) and StepStone Group, LP (“StepStone”) from Rovi Corporation (“Rovi”).  From March 2011 until March 2014, he served as Rovi’s Senior Vice President of Products.  From January 2006 until its acquisition by Rovi in March 2011, Dr. Jemili was employed in executive capacities with DivX.  From October 2010 through February 2011, Dr. Jemili was Senior Vice President of Products and Technology at Sonic Solutions, which was the parent company of DivX at that time.

In addition, pursuant to the provisions of the Stockholders’ Agreement, upon the closing of the Merger, James Hale and John Coelho were appointed to serve as members of the Company’s board of directors, expanding the size of the board from nine to 11 seats.

Mr. Hale (age 56) served as chairman of the board of directors of DivX from March 2014 until the Merger. He has served as the managing partner of Parallax, a private equity firm focused on acquiring and operating application software and related services companies, since January 1999.

Mr. Coelho (age 39) served as a member of the board of directors of DivX from March 2014 until the Merger.  He has served as a partner at StepStone, a global private markets investment manager, since August 2007.

Item 9.01.               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The Company is obligated to file the financial statements required by this section not later than 71 calendar days after the date that this Report was required to be filed.

(b)           Pro Forma Financial Information.

The Company is obligated to file the pro forma financial information as required by this section not later than 71 calendar days after the date that this Report was required to be filed.

(d)           Exhibits.

10.1*	Stockholders’ Agreement dated January 30, 2015 by and among NeuLion, Inc., PCF 1, LLC and each of the persons listed on Exhibit B thereto

10.2*	Convertible Promissory Note dated January 30, 2015

99.1	Press release dated January 30, 2015

________________________________________________
* Included as an exhibit to the Merger Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: January 30, 2015	By:	/s/ Roy E. Reichbach
Name: Roy E. Reichbach
Title: General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.	Description

10.1*	Stockholders’ Agreement dated January 30, 2015 by and among NeuLion, Inc., PCF 1, LLC and each of the persons listed on Exhibit B thereto

10.2*	Convertible Promissory Note dated January 30, 2015

99.1	Press release dated January 30, 2015

________________________________________________
* Included as an exhibit to the Merger Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 5, 2015.